DATED 2008

Draft: 26/03/08

(1) MOBIVENTURES, INC

(2) TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND

CHARGE OVER SHARES

THIS CHARGE is made on 2008

BETWEEN:-

(1)	MOBIVENTURES, INC whose registered office is at [ ] (the "Chargor"); and

(2)

TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND an investment fund registered in Luxembourg as represented by its general partner, TRAFALGAR CAPITAL SARL, a corporation organised and existing under the laws of Luxembourg, with its principal place of business at 8-10 Rue Mathias Hardt, BP 3023, Luxembourg L-1030 (the “Lender”).

THIS DEED WITNESSES as follows:-

1.	INTERPRETATION

1.1	Definitions

In this Deed:-

	"Business Day"	means a day (other than a Saturday or a Sunday) on which banks are open for business in London

	"Charge"	means all or any of the Security created, or which may at any time be created, by or pursuant to this Deed

	"Charged Property"	means the Original Shares, any Further Shares, any Derived Assets and any Dividends

	"Delegate"	means a delegate or sub-delegate appointed pursuant to Clause 9.4 (Delegation)

"Derived Assets"

means all Shares, rights or other property of a capital nature which accrue or are offered, issued or paid at any time (by way of bonus, rights, redemption, conversion, exchange, substitution, consolidation, subdivision, preference, warrant, option, purchase or otherwise) in respect of:-

(a) the Original Shares; or

(b) any Further Shares; or

(c) any Shares, rights or other property previously accruing, offered, issued or paid as mentioned in this definition

"Dissolution"

of a person includes the bankruptcy, insolvency, liquidation, amalgamation, reconstruction, reorganisation, administration, administrative or other receivership, or dissolution of that person, and any equivalent or analogous proceeding by whatever name known and in whatever jurisdiction, and any step taken (including, but without limitation, the presentation of a petition or the passing of a resolution) for or with a view to any of the foregoing

	"Dividends"	means all dividends, interest and other income paid or payable in respect of the Original Shares, any Further Shares or any Derived Assets

	"Event of Default"	has the meaning given to that expression in clause [ ] of the Facilities Agreement

"Facilities Agreement"

means the Convertible Debenture dated on or about the date of this Deed and made between, inter alia, the Chargor and the Lender as amended, varied, supplemented, extended or replaced from time to time [Description to be confirmed]

"Further Shares"	means all Shares (other than the Original Shares and any Shares comprised in any Derived Assets) which the Chargor and the Lender may at any time agree shall be subject to the Charge

"LPA"	means the Law of Property Act 1925

"Original Shares"	means the Shares listed in the Schedule

"Proceedings"	means any proceeding, suit or action arising out of or in connection with this Deed

"Rights"	means rights, benefits, powers, privileges, authorities, discretions and remedies (in each case, of any nature whatsoever)

"Secured Finance Documents"	means the [Finance Documents] as that term is defined in the Facilities Agreement [Definition to be confirmed]

"Secured Liabilities"

means all liabilities and obligations owed by the Company to the Lender under each or any of the Finance Documents and under this Deed, in each case whether due, owing or incurred now or in the future, and of any kind, however arising and in any currency, whether or not immediately payable, whether certain or contingent, whether sole or joint, whether as principal or as surety, whether or not the Lender was the original creditor in respect thereof, and including, without limitation, interest, commission, costs, charges and expenses charged by the Lender at rates agreed between it and the Company or, in the absence of express agreement, in accordance with the Lender's, normal practice for the time being

"Security"	means a mortgage, charge, pledge, lien or any other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect

"Shares"	means stocks, shares and other securities of any kind

1.2	Incorporation of terms

Unless the context otherwise requires or unless defined in this Deed, all words and expressions defined or whose interpretation is provided for in the Facilities Agreement shall have the same meanings in this Deed.

1.3	Interpretation

In this Deed, unless the context otherwise requires:-

	1.3.1	words importing the singular shall include the plural and vice versa and reference to any gender includes the other gender;

	1.3.2	references to a "guarantee" include an indemnity or any other form of surety;

	1.3.3	an Event of Default is "continuing" if it has not been remedied or waived;

	1.3.4	all references to documents include such documents as amended, supplemented, replaced or novated from time to time;

1.3.5

all references to a party include references to its personal representatives, permitted assigns and transferees and its successors in title and (where applicable) to any replacement or additional trustee or agent;

1.3.6	references to persons include bodies corporate, unincorporated associations and partnerships; and

1.3.7	words and phrases defined in the Companies Act 1985 have the same meanings in this Deed but the word "company" includes any body corporate.

1.4	Statutes and headings

In this Deed:-

1.4.1

any reference to any statute or statutory instrument includes any enactment replacing or amending it or any instrument, order or regulation made under it and also includes any past statutory provisions (as from time to time modified or re-enacted) which such provision has directly or indirectly replaced; and

	1.4.2	headings are for reference purposes only and shall not affect the construction of anything in this Deed.

1.5	Clauses and Schedules

In this Deed references to "Clauses" are to the clauses or sub-clauses of this Deed, references to the "Schedule" is to the Schedule to this Deed. The Schedule shall be treated as an integral part of this Deed and references to this Deed shall include the Schedule.

2.	COVENANT TO PAY

The Chargor covenants with the Lender to pay and discharge all Secured Liabilities at the time or times when, and in the currency or currencies in which, the same are expressed to be payable under the Secured Finance Documents or, as the case may be, this Deed.

3.	CHARGE

The Chargor, as continuing security for the payment and discharge of all Secured Liabilities, with full title guarantee charges all its Rights, title and interest in and to the Charged Property by way of first fixed charge in favour of the Lender.

4.	COVENANT TO DEPOSIT AND FURTHER ASSURANCES

4.1	Original Shares and Further Shares

The Chargor shall, immediately after the execution of this Deed in the case of the Original Shares, and within two Business Days of each occasion on which the Lender and the Chargor agree that any Shares shall become Further Shares, deposit with the Lender:-

	4.1.1	all share certificates, documents of title and other documentary evidence of ownership in relation to such Shares; and

4.1.2

transfers of such Shares duly executed by the Chargor or its nominee with the name of the transferee left blank or, if the Lender so requires, duly executed by the Chargor or its nominee in favour of the Lender (or the Lender's nominee), and such other documents as the Lender may require to enable the Lender (or the Lender's nominee) or, after the occurrence of an Event of Default, any purchaser to be registered as the owner of, or otherwise to obtain legal title to, such Shares.

4.2	Derived Assets

The Chargor shall, within two Business Days of the accrual, offer, issue or payment of any Derived Assets, deliver or pay to the Lender or procure the delivery or payment to the Lender of:-

	4.2.1	all such Derived Assets or the share certificates, renounceable certificates, letters of allotment, documents of title and other documentary evidence of ownership in relation to them; and

4.2.2

transfers of any Shares comprised in such Derived Assets duly executed by the Chargor or its nominee with the name of the transferee left blank or, if the Lender so requires, duly executed by the Chargor or its nominee in favour of the Lender (or the Lender's nominee), and such other documents as the Lender may require to enable the Lender (or the Lender's nominee) or, after the occurrence of an Event of Default, any purchaser to be registered as the owner of, or otherwise to obtain legal title to, the Shares comprised in such Derived Assets.

4.3	Further Assurances

In addition to and without prejudice to anything else contained in this Deed, the Chargor shall, at its own cost, promptly execute and do all such deeds, instruments, transfers, renunciations, proxies, notices, documents, assurances, acts and things in such form as the Lender may from time to time require:-

	4.3.1	for perfecting, preserving or protecting the Charge or the priority of the Charge; and

	4.3.2	for facilitating the realisation of the Charge or the exercise of any Rights vested in the Lender.

5.	REPRESENTATIONS AND UNDERTAKINGS

5.1	General Representations

	5.1.1	The Chargor represents and warrants to the Lender that:-

	5.1.2	it is the sole beneficial owner of the Charged Property;

	5.1.3	no Security (other than the Charge) exists on, over or with respect to any of the Charged Property;

5.1.4

it has not sold, transferred, lent, assigned, parted with its interest in, disposed of, granted any option in respect of or otherwise dealt with any of its Rights, title and interest in and to the Charged Property, or agreed to do any of the foregoing (otherwise than pursuant to this Deed);

	5.1.5	the Original Shares, any Further Shares and any Shares comprised in any Derived Assets are fully paid and there are no moneys or liabilities outstanding in respect of any of the Charged Property;

5.1.6

the Original Shares, any Further Shares and any Shares comprised in any Derived Assets have been duly authorised and validly issued and are free from any restrictions on transfer or rights of pre-emption;

	5.1.7	it has the power to enter into, and perform and comply with its obligations under, this Deed, and to create the Charge;

	5.1.8	all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order to:

(a) enable it lawfully to enter into, and perform and comply with its obligations under, this Deed;

(b)	ensure that those obligations are valid, legal, binding and enforceable;

(c)

permit the creation of the Charge and ensure that (subject to all necessary registrations thereof being made) the Charge is a valid, legal, binding and enforceable first fixed charge over the Charged Property ranking in priority to the interests of any liquidator, administrator or creditor of the Chargor, and

(d)	make this Deed admissible in evidence in the courts of England,

have been taken, fulfilled and done;

5.1.9

the obligations of the Chargor under this Deed and (subject to all necessary registrations thereof being made) the Charge are and will be until fully discharged valid, legal, binding and enforceable and the Charge constitutes a first fixed charge over the Charged Property ranking in priority to the interests of any liquidator, administrator or creditor of the Chargor; and

5.1.10

each of the above representations and warranties will be correct and complied with in all respects at all times during the continuance of the Charge as if repeated then by reference to the then existing circumstances.

5.2	General Undertakings

The Chargor shall:-

	5.2.1	not create, attempt to create or permit to subsist any Security (other than the Charge) on, over or with respect to any of the Charged Property;

5.2.2

not sell, transfer, lend, assign, part with its interest in, dispose of, grant any option in respect of or otherwise deal with any of its Rights, title and interest in and to the Charged Property, or agree to do any of the foregoing (otherwise than pursuant to this Deed);

	5.2.3	not take or omit to take any action which act or omission could adversely affect or diminish the value of any of the Charged Property;

	5.2.4	ensure that there are no moneys or liabilities outstanding in respect of any of the Charged Property;

	5.2.5	ensure that the Original Shares, any Further Shares and any Shares comprised in any Derived Assets are free from any restriction on transfer or rights of pre-emption;

5.2.6

take all action within its power to procure, maintain in effect and comply with all the terms and conditions of all approvals, authorisations, consents and registrations necessary or appropriate for anything provided for on its part in this Deed;

5.2.7

ensure that the Charge will at all times be a legally valid and binding first fixed charge over the Charged Property ranking in priority to the interests of any liquidator, administrator or creditor of the Chargor;

5.2.8

without prejudice to Clause 5.2.4 (General Undertakings), punctually pay all calls, subscription moneys and other moneys payable on or in respect of any of the Charged Property and indemnify and keep indemnified the Lender and its nominees against any cost, liabilities or expenses which it or they may suffer or incur as a result of any failure by the Chargor to pay the same;

5.2.9

deliver to the Lender a copy of every circular, notice, report, set of accounts or other document received by the Chargor in respect of or in connection with any of the Charged Property forthwith upon receipt by the Chargor of such document;

	5.2.10	promptly deliver to the Lender all such information concerning the Charged Property as the Lender may request from time to time; and

	5.2.11	not nominate another person to enjoy or exercise all or any specified rights of the charger in relation to the Charged Property as contemplated by the Companies Act 2006 or otherwise.

6.	ENFORCEMENT OF SECURITY

6.1	Chargor's rights before Enforcement

Until the Charge has become enforceable, the Chargor shall be entitled to:-

	6.1.1	receive and retain free from the Charge any Dividends paid to it as permitted under the terms of the Facilities Agreement; and

	6.1.2	exercise and control the exercise of all voting and other Rights relating to the Charged Property.

6.2	Charge shall become Enforceable

The Charge shall be enforceable, and the powers conferred by section 101 of the LPA as varied or extended by this Deed shall be exercisable, upon and at any time after the occurrence of an Event of Default.

6.3	Section 101 LPA

The powers conferred by section 101 of the LPA, as varied and extended by this Deed, shall be deemed to have arisen on the execution of this Deed.

6.4	Section 93 and 103 LPA

Sections 93 and 103 of the LPA shall not apply to this Deed.

7.	DEALINGS WITH CHARGED PROPERTY ON ENFORCEMENT

7.1	Rights of Lender

At any time after the Charge has become enforceable, the Lender shall have the right, without any notice to, or consent of, the Chargor:-

	7.1.1	Possession

to take possession of, collect and get in the Charged Property, and in particular to take any steps necessary to vest all or any of the Charged Property in the name of the Lender or its nominee (including completing any transfers of any Shares comprised in the Charged Property) and to receive and retain any Dividends;

	7.1.2	Sell

to sell, exchange, convert into money or otherwise dispose of or realise the Charged Property (whether by public offer or private contract) to any person and for such consideration (whether comprising cash, debentures or other obligations, Shares or other valuable consideration of any kind) and on such terms (whether payable or deliverable in a lump sum or by instalments) as it may think fit, and for this purpose to complete any transfers of the Charged Property;

	7.1.3	Voting Rights

for the purpose of preserving the value of the Charge, or realising the same, to exercise or direct the exercise of all voting and other Rights relating to the Charged Property in such manner as it may think fit;

	7.1.4	Claims

to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands relating in any way to the Charged Property;

	7.1.5	Legal actions

to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Property; and

	7.1.6	Other Rights

to do all such other acts and things it may consider necessary or expedient for the realisation of the Charged Property or incidental to the exercise of any of the Rights conferred on it under or in connection with this Deed or the LPA and to concur in the doing of anything which it has the Right to do and to do any such thing jointly with any other person.

7.2	Obligations of Chargor

After the Charge has become enforceable:-

7.2.1

all Dividends shall be paid to and retained by the Lender, and any such moneys which may be received by the Chargor shall, pending such payment, be segregated from any other property of the Chargor and held in trust for the Lender; and

7.2.2

the Chargor shall procure that all voting and other Rights relating to the Charged Property are exercised in accordance with such instructions (if any) as may from time to time be given to the Chargor by the Lender, and the Chargor shall deliver to the Lender such forms of proxy or other appropriate forms of authorisation to enable the Lender to exercise such voting and other Rights.

8.	APPLICATION OF MONEYS

All moneys arising from the exercise of the powers of enforcement under this Deed shall (except as may be otherwise required by applicable law) be held and applied in the following order of priority (but without prejudice to the right of the Lender to recover any shortfall from the Chargor):-

8.1	in satisfaction of all costs, charges and expenses incurred, and payments made, by the Lender (including, without limitation, legal expenses);

8.2	in or towards the payment or discharge of such of the Secured Liabilities in such order as the Lender in its absolute discretion may from time to time determine; and

8.3	after all the Secured Liabilities have been paid or discharged in full, in payment of any surplus to the Chargor or other person entitled to it.

9.	GENERAL RIGHTS OF THE LENDER

9.1	Redemption of Security

The Lender may at any time redeem any Security over the Charged Property having priority to the Charge or procure the transfer thereof to the Lender and may settle the accounts of encumbrancers. Any accounts so settled shall be conclusive and binding on the Chargor. The Chargor shall on demand pay to the Lender all principal moneys, interest, costs, charges, losses, liabilities and expenses of and incidental to any such redemption or transfer.

9.2	Suspense Account

The Lender may, for as long as any of the Secured Liabilities for which any other person may be liable as principal debtor or as co-surety with the Chargor have not been paid or discharged in full,

at its sole discretion, place and retain on a suspense account, for as long as it considers fit, any moneys received, recovered or realised under or in connection with this Deed to the extent of such Secured Liabilities without any obligation on the part of the Lender to apply the same in or towards the discharge of such Secured Liabilities.

9.3	New Account

At any time following:

	9.3.1	the Lender receiving notice (either actual or constructive) of any subsequent Security affecting the Charged Property or,

	9.3.2	the Dissolution of the Chargor,

the Lender may open a new account in the name of the Chargor (whether or not it permits any existing account to continue).

If the Lender does not open such a new account, it shall nevertheless be treated as if it had done so at the time when the notice was received or was deemed to have been received or, as the case may be, the Dissolution commenced. Thereafter, all payments made by the Chargor to the Lender or received by the Lender for the account of the Chargor shall be credited or treated as having been credited to the new account and shall not operate to reduce the amount secured by this Deed at the time when the Lender received or was deemed to have received such notice or, as the case may be, the Dissolution commenced.

9.4	Delegation

The Lender may delegate in any manner to any person any of the Rights which are for the time being exercisable by the Lender under this Deed. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Lender may think fit.

9.5	Set-off by the Lender

In addition to any general lien, right to combine accounts, right to set-off or other right which it may at any time have the Lender may at any time, without notice to the Chargor and without prejudice to any of the Lender's other Rights, combine or consolidate all or any accounts which it then has in relation to the Chargor (in whatever name) and any Secured Liabilities owed by the Chargor to the Lender and/or set off any Secured Liabilities which are due and unpaid against any obligation (whether or not matured) owed by the Lender to the Chargor, regardless of the place of payment or booking branch, and for that purpose the Lender may convert one currency into another at the rate of exchange determined by the Lender in its absolute discretion to be prevailing at the date of set- off.

10.	LIABILITY OF LENDER, DELEGATES AND NOMINEES

10.1	Possession

If the Lender or any Delegate shall take possession of the Charged Property, it may at any time relinquish such possession.

10.2	Lender's Liability

The Lender shall not in any circumstances (whether by reason of taking possession of the Charged Property or for any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever):-

	10.2.1	be liable to account to the Chargor or any other person for anything except the Lender's own actual receipts; or

	10.2.2	be liable to the Chargor or any other person for any costs, charges, losses, damages, liabilities or expenses arising from any realisation of the Charged Property or from any exercise or non-exercise by the Lender of any Right conferred upon it in relation to the Charged Property or from any act, default, omission or misconduct of the Lender, its officers, employees or agents in relation to the Charged Property except to the extent that they shall be caused by the Lender's own fraud, gross negligence or wilful misconduct or that of its officers or employees.

10.3	Delegate's and Nominee's Liability

All the provisions of Clause 10.2 (Lender's Liability) shall apply, mutatis mutandis, in respect of the liability of any Delegate or nominee of the Lender or any officer, employee or agent of the Lender, any Delegate or any nominee of the Lender.

10.4	Indemnity

The Lender and every Delegate, attorney, manager, agent or other person appointed by the Lender hereunder shall be entitled to be indemnified out of the Charged Property in respect of all liabilities and expenses incurred by any of them in the execution or purported execution of any of its Rights and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in anyway relating to the Charged Property, and the Lender and any such Delegate, attorney, manager, agent or other person appointed by the Lender hereunder may retain and pay all sums in respect of the same out of any moneys received.

11.	PROTECTION OF THIRD PARTIES

No person dealing with the Lender or any Delegate shall be concerned to enquire whether any event has happened upon which any of the Rights conferred under or in connection with this Deed or any relevant legislation are or may be exercisable, whether any consents, regulations, restrictions or directions relating to such Rights have been obtained or complied with or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such Rights or as to the application of any money borrowed or raised or other proceeds of enforcement. All the protections to purchasers contained in any relevant legislation for the time being in force shall apply to any person purchasing from or dealing with the Lender or any Delegate.

12.	PRESERVATION OF SECURITY

12.1	Continuing Security

The Charge shall be a continuing security for the Secured Liabilities and shall not be satisfied, discharged or affected by any intermediate payment or settlement of account (whether or not any Secured Liabilities remain outstanding thereafter) or any other matter or thing whatsoever.

12.2	Other Security

The Charge shall be in addition to and shall not be prejudiced by any other Security or any guarantee or indemnity or other document which the Lender may at any time hold for the payment of the Secured Liabilities.

12.3	Waiver of Defences

Without prejudice to Clauses 12.1 (Continuing Security) and 12.2 (Other Security), neither the Charge nor the liability of the Chargor for the Secured Liabilities shall be prejudiced or affected by:-

	12.3.1	any variation or amendment of, or waiver or release granted under or in connection with, any other Security or any guarantee or indemnity or other document; or

	12.3.2	time being given, or any other indulgence or concession being granted, by the Lender to the Chargor or any other person; or

12.3.3

the taking, holding, failure to take or hold, varying, realisation, non-enforcement, non- perfection or release by the Lender or any other person of any other Security, or any guarantee or indemnity or other document; or

	12.3.4	the Dissolution of the Chargor or any other person; or

	12.3.5	any change in the constitution of the Chargor; or

12.3.6

any amalgamation, merger or reconstruction that may be effected by the Lender with any other person or any sale or transfer of the whole or any part of the undertaking, property and assets of the Lender to any other person; or

	12.3.7	the existence of any claim, set-off or other right which the Chargor may have at any time against the Lender or any other person; or

	12.3.8	the making or absence of any demand for payment of any Secured Liability on the Chargor or any other person, whether by the Lender or any other person; or

	12.3.9	any arrangement or compromise entered into by the Lender with the Chargor or any other person; or

12.3.10

any other thing done or omitted or neglected to be done by the Lender or any other person or any other dealing, fact, matter or thing which, but for this provision, might operate to prejudice or affect the liability of the Chargor for the Secured Liabilities.

13.	RELEASE OF CHARGED PROPERTY

13.1	Release of Charged Property

If:-

	13.1.1	all Secured Liabilities have been paid or discharged in full; or

	13.1.2	Security or a guarantee for the Secured Liabilities, in each case acceptable to the Lender, has been provided in substitution for this Deed,

then, subject to Clause 13.2 (Retention of Deed), the Lender shall at the request and cost of the Chargor execute such deeds and do all such acts and things as may be necessary to release the Charged Property from the Charge.

13.2	Retention of Deed

If the Chargor requests the Lender to release the Charged Property from the Charge following any payment or discharge made or Security or guarantee given in relation to the Secured Liabilities by a person other than the Chargor (a "Relevant Transaction"), the Lender shall be entitled to retain this Deed (and all stock and share certificates, transfers, documents of title and other documentary evidence of ownership in relation to the Charged Property deposited with the Lender pursuant to this Deed) and shall not be obliged to release the Charged Property from the Charge until the expiry of the Retention Period in relation to that Relevant Transaction. If at any time before the expiry of that Retention Period the Dissolution of such other person shall have commenced, the Lender may continue to retain this Deed (and all such stock and share certificates, transfers, documents of title and documentary evidence) and shall not be obliged to release the Charged Property from the Charge for such further period as the Lender may determine.

13.3	Retention Period

For the purpose of Clause 13.2 (Retention of Deed) "Retention Period" means, in relation to any Relevant Transaction, the period which commences on the date when that Relevant Transaction was made or given, and which ends on the date falling one month after the expiration of the maximum period within which that Relevant Transaction can be avoided, reduced or invalidated by virtue of any applicable law or for any other reason whatsoever.

14.	POWER OF ATTORNEY

14.1	Appointment

The Chargor hereby appoints, irrevocably and by way of security, the Lender and any person nominated in writing by the Lender as attorney of the Chargor severally to be the attorney of the Chargor (with full powers of substitution and delegation), on its behalf and in its name or otherwise, at such time and in such manner as the attorney may think fit:-

	14.1.1	to do anything which the Chargor is or may be obliged to do (but has not done) under this Deed including, but without limitation, to complete and execute any transfer of Shares; and

	14.1.2	generally to exercise all or any of the Rights conferred on the Lender in relation to the Charged Property or under or in connection with this Deed or any relevant legislation.

14.2	Ratification

The Chargor covenants to ratify and confirm whatever any attorney shall do or purport to do in the exercise or purported exercise of the power of attorney in Clause 14.1 (Appointment).

15.	CURRENCY INDEMNITY

15.1	Currency Indemnity

If, under any applicable law, whether pursuant to a judgment against the Chargor or the Dissolution of the Chargor or for any other reason, any payment under or in connection with this Deed is made or falls to be satisfied in a currency (the "Other Currency") other than the currency in which the relevant payment is expressed to be payable (the "Required Currency"), then, to the extent that the payment actually received by the Lender (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the Lender to make the conversion on that date, at the rate of exchange as soon afterwards as it is practicable for the Lender to do so or, in the case of a Dissolution, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such Dissolution) falls short of the amount expressed to be due or payable under or in connection with this Deed, the Chargor shall, as an original and independent obligation under this Deed, indemnify and hold the Lender harmless against the amount of such shortfall.

15.2	Rate of Exchange

For the purpose of Clause 15.1 (Currency Indemnity) "rate of exchange" means the rate at which the Lender is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any commission, premium and other costs of exchange and taxes payable in connection with such purchase.

16.	CERTIFICATE TO BE CONCLUSIVE EVIDENCE

For all purposes, including any Proceedings, a copy of a certificate signed by an officer of the Lender as to the amount of any indebtedness comprised in the Secured Liabilities for the time being shall, in the absence of manifest error, be conclusive evidence against the Chargor as to the amount thereof.

17.	COSTS AND EXPENSES

The Chargor shall indemnify the Lender on demand against all costs, charges, losses, liabilities, expenses and other sums (including legal, accountants' and other professional fees) and any taxes thereon expended, paid, incurred or debited on account by the Lender in relation to this Deed, and/or any other document referred to in this Deed, including, without prejudice to the generality of the foregoing:-

17.1	in connection with the negotiation, preparation, execution, stamping, filing, registration and perfection of this Deed;

17.2	in connection with the granting of any waiver or consent sought by the Chargor or in connection with any variation, amendment, extension or modification of, or supplement to, this Deed;

17.3	in enforcing, protecting, preserving or realising, or attempting to enforce, protect, preserve or realise, the Lender's Rights under this Deed; and

17.4	in connection with or contemplation of any Proceedings or the recovery or attempted recovery of any Secured Liabilities.

18.	STAMP DUTY

The Chargor shall pay promptly, and in any event before any penalty becomes payable, all stamp, documentary and similar taxes, if any, payable in connection with the entry into, performance, enforcement or admissibility in evidence of this Deed or any other document referred to in this Deed, and shall indemnify the Lender against any liability with respect to, or resulting from any delay in paying or omission to pay, any such tax.

19.	COMMUNICATIONS

19.1	Communications to be in Writing

Any communication given or made under or in connection with the matters contemplated by this Deed shall be in writing.

19.2	Deemed Delivery

Any such communication shall be addressed as provided in Clause 19.3 (Parties' Details) and, if so addressed, shall be deemed to have been duly given or made as follows:-

	19.2.1	if sent by personal delivery, upon delivery at the address of the relevant party;

	19.2.2	if sent by first class post, two Business Days after the date of posting;

	19.2.3	if sent by fax, upon receipt by the relevant party,

provided that if, in accordance with the above provisions, any such communication would otherwise be deemed to be given or made outside working hours, such communication shall be deemed to be given or made at the start of the next period of working hours.

19.3	Parties' Details

The relevant details of each party for the purposes of this Deed, subject to Clause 19.4 (Change of Details), are:-

Party	Addressee	Address	Fax No.
Chargor
Lender	Robert Press, Esq	The Dickens Kirk Street 16 Northington Street London WC1N 2DG	+1 786 323 1650

19.4	Change of Details

Either party may notify the other party at any time of a change to its details for the purposes of Clause 19.3 provided that such notification shall only be effective on:-

	19.4.1	the date specified in the notification as the date on which the change is to take place; or

	19.4.2	if no date is specified or the date specified is less than ten Business Days after the date on which notice is given, the date falling ten Business Days after notice of any such change has been given.

20.	RIGHTS AND WAIVERS

20.1	Delay

No delay or omission on the part of the Lender in exercising any Right provided by law or under this Deed shall impair such Right or operate as a waiver thereof or of any other Right.

20.2	Single or Partial Exercise

The single or partial exercise by the Lender of any Right provided by law or under this Deed shall not preclude any other or further exercise thereof or the exercise of any other Right.

20.3	Rights to be Cumulative

The Rights provided in this Deed are cumulative with, and not exclusive of, any Rights provided by law.

21.	INVALIDITY

If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither:-

21.1	the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; nor

21.2	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Deed,

shall be affected or impaired.

22.	ASSIGNMENT BY LENDER

The Lender may at any time, without the consent of the Chargor, assign or transfer the whole or, as the case may be, any part of the Lender's Rights under this Deed to any person to whom the whole or any part of any of the Lender's rights under the Facilities Agreement shall be assigned or transferred.

22.1	Contracts (Rights of Third Parties) Act 1999

22.1.1

Any Receiver and their respective officers, employees and agents may enforce any term of this Deed which purports to confer a benefit on that person, but no other person who is not a party to this Deed has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

22.1.2

Notwithstanding any term of any Secured Finance Document, the parties to this Deed and any Receiver may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Deed without the consent of any person who is not a party to this Deed.

22.2	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

23.	GOVERNING LAW

This Deed shall be governed by, and construed in accordance with, English law.

24.	ENFORCEMENT

24.1	Jurisdiction of English Courts

24.1.1

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a "Dispute").

	24.1.2	The parties to this Deed agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no such party will argue to the contrary.

24.1.3

This Clause 24.1.3 (Jurisdiction of English Courts) is for the benefit of the Lender only. As a result, the Lender shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

24.2	Service of Process

Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

24.2.1

irrevocably appoints MobiVentures Limited (company number 04874858) as its agent for service of process in relation to any proceedings before the English courts in connection with any Secured Finance Document (and MobiVentures Limited (company number 04874858) by its execution of this Deed, accepts that appointment); and

	24.2.2	agrees that failure by a process agent to notify the relevant Chargor of the process will not invalidate the proceedings concerned.

24.2.3

if any person appointed as process agent is unable for any reason to act as agent for service of process, MobiVentures Limited (company number 04874858) (on behalf of the Chargor) must immediately (and in the event within 7 days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.

and the Chargor expressly agrees and consents to the provisions of this Clause 24 (Enforcement) and Clause 23 (Governing Law).

EXECUTED AND DELIVERED AS A DEED by the Chargor and the Lender on the date set out at the beginning of this Deed.

SCHEDULE

Name of Company	Shares	No. of Shares	Nominal Value	Registered Holder
[ ]	[ ]	[ ]	[ ]	[ ]

The Chargor

EXECUTED (but not delivered until	)
the date hereof) AS A DEED by	)
MOBIVENTURES, INC acting by:-)

Director

Director/Secretary

The Lender

SIGNED as a deed on behalf of	)
TRAFALGAR	)
CAPITAL SPECIALIZED INVESTMENT	)
FUND	)
acting by its general partner	)
TRAFALGAR CAPITAL SARL

The agent for service

EXECUTED (but not delivered until	)
the date hereof) AS A DEED by	)
MOBIVENTURES LIMITED acting by:-)

Director

Director/Secretary